Exhibit 10.3

AGREEMENT REGARDING ADDITIONAL WARRANTS

This Agreement Regarding Additional Warrants (this “Agreement”) is entered into as of April 9, 2018 by and between GACP Finance Co., LLC, a Delaware limited liability company (“GACP”), and The OLB Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, GACP, the Company and certain other Persons are parties to that certain Loan and Security Agreement of even date herewith (as the same may be amended, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, the Company has issued a warrant to purchase one million two hundred thousand (1,200,000) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) in the form attached hereto as Exhibit A (the “OLB Warrant”);

WHEREAS, the parties hereto (collectively, the “Parties” and each a “Party”) desire to provide that, during the term of the Loan Agreement, the Company will issue to GACP additional warrants to purchase Common Stock in the event that, at the written request of the Company and/or any of its Subsidiaries (collectively, the “Borrowers”), GACP and/or any of its affiliates (collectively, the “Lenders”) provide the full debt financing for certain Acquisitions (as defined below) made by a Borrower, subject to the terms and conditions set forth herein; and

WHEREAS, the Company’s execution and delivery of this Agreement is a material inducement to GACP’s and the lenders party to the Loan Agreement’s willingness to enter into the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Issuance of Additional Warrants for Lender Financed Acquisitions. If, prior to the Termination Date (as defined in the Loan Agreement), there are any Lender Financed Acquisitions, then concurrently with the consummation of the debt financing for any of the first four (4) such Lender Financed Acquisitions (each, a “Funding Date”), the Company shall issue to GACP a warrant to purchase Common Stock (an “Additional Warrant”) on the same terms as the OLB Warrant, except for the following changed terms:

Lender Financed Acquisition	Shares of Common Stock Subject to Additional Warrant	Additional Warrant Exercise Price
1st Lender Financed Acquisition	200,000	$0.30
2nd Lender Financed Acquisition	200,000	$0.35
3rd Lender Financed Acquisition	200,000	$0.40
4th Lender Financed Acquisition	200,000	$0.45

In the event of a stock split, stock dividend, reclassification, recapitalization or other similar transaction involving the Common Stock after the date hereof, the shares of Common Stock subject to each Additional Warrant and the exercise price for each such share under each Additional Warrant as set forth above shall be equitably and proportionately adjusted as reasonably agreed in good faith by the Company and GACP prior to the applicable Funding Date.

In addition, the exercise period for each Additional Warrant issued pursuant to this Section 1 shall commence on the Funding Date and shall expire on the later of (x) the third (3rd) anniversary of the Funding Date and (y) the date on which all of the Borrowers’ debt obligations to the Lenders for such Lender Financed Acquisition have been satisfied. For the avoidance of doubt, (i) no Lender shall be under any obligation to provide any debt or other financing, and any failure to provide any debt financing for any particular acquisition referenced above shall not have any effect on the rights of the Lenders hereunder, including with respect to the issuance of Additional Warrants in connection with any subsequent or prior Lender Financed Acquisition, and (ii) no Borrower shall be required to seek or agree to any debt or other financing from the Lenders in connection with an Acquisition.

Section 2. Certain Definitions. Any capitalized term that is used, but not defined in this Agreement will have the meaning ascribed to such term in the Loan Agreement. When used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition of a company or an operating business of a company.

“Lender Financed Acquisition” means an Acquisition by any Borrower for which the full debt financing is provided by any of the Lenders at the request of a Borrower pursuant to the terms of definitive debt financing documents agreed to in writing by the applicable Lender(s) and Borrower(s), notwithstanding the fact that equity financing for such Acquisition may be provided by other Persons.

“Transactions” means the transactions contemplated by this Agreement.

Section 3. Representations, Warranties and Agreements of GACP. GACP hereby represents and warrants to the Company as follows as of the date hereof:

(a)       Capacity; Due Authorization and Execution; Enforceability. GACP has the power and capacity to enter into this Agreement and to consummate the Transactions. The execution, delivery, and performance by GACP of this Agreement and the consummation by GACP of its obligations hereunder have been duly authorized by all necessary action by GACP. This Agreement has been duly and validly executed and delivered by GACP and constitutes the legal, valid and binding obligation of GACP, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of GACP has been duly and validly authorized and empowered to do so and has the authority to bind GACP and to effectuate the Transactions.

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(b)       No Contravention; No Conflict. The execution, delivery and performance by GACP of this Agreement and, as of the date hereof, consummation by GACP of the Transactions do not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on GACP, (ii) violate any provision of any statute, rule or regulation which is applicable to GACP, (iii) conflict with, or result in any violation of, any provision of any organizational document of GACP or (iv) violate or result in a default under any material contract to which GACP or any of GACP’s assets or properties are bound, except, in the case of each of clauses (i) through (iv), for any such violations or conflicts that do not have and would not reasonably be expected to have a material adverse effect on the ability of GACP to perform its obligations under this Agreement. No consent or approval of, or filing by GACP with, any governmental authority or other person not a party hereto is required for the execution, delivery and, as of the date hereof, performance by GACP of this Agreement or the consummation of the Transactions by GACP, other than filings that may be required under Section 13 of the Exchange Act.

Section 4. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to GACP as follows as the date hereof:

(a)       Capacity; Due Authorization and Execution; Enforceability. The Company has the power and capacity to enter into this Agreement and to consummate the Transactions (subject to obtaining or making any approvals, consents, licenses, permits, filings or notices required by or on behalf of any Borrower for any Lender Financed Acquisition (“Acquisition Consents”)). The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of its obligations hereunder have been duly authorized by all necessary action by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies. Any person signing this Agreement on behalf of the Company has been duly and validly authorized and empowered to do so and has the authority to bind the Company and to effectuate the Transactions (subject to obtaining or making any Acquisition Consents).

(b)       No Contravention; No Conflict. The execution, delivery and performance by the Company of this Agreement and, as of the date hereof, consummation by the Company of the Transactions, subject to obtaining any Acquisition Consents, do not (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company, (ii) violate any provision of any statute, rule or regulation which is applicable to the Company, (iii) conflict with, or result in any violation of, any provision of any organizational document of the Company or (iv) violate or result in a default under any material contract to which the Company or any of the Company’s assets or properties are bound, except, in the case of each of clauses (i) through (iv), for any such violations or conflicts that do not have and would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement. No consent or approval of, or filing by the Company with, any governmental authority or other person not a party hereto is required for the execution, delivery and performance by the Company of this Agreement or, as of the date hereof, the consummation of the Transactions by the Company, other than any Acquisition Consents and any filings that may be required under the Securities Act or the Exchange Act.

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Section 5. Entire Agreement; Amendment and Modification. This Agreement (and to the extent incorporated herein, the Loan Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements between the Parties, written or oral with respect to the subject matter hereof. This Agreement may be amended or modified only by a writing signed by the Parties.

Section 6. Governing Law; Jurisdiction and Venue. This Agreement is made under and shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of laws or choice of laws thereof. The Parties expressly agree that, with respect to any dispute, litigation or other matter relating to or arising out of the relationships contemplated by this Agreement, exclusive jurisdiction and venue thereof shall be in the Federal Court of the United States or the state courts located in the Southern District of New York.

Section 7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING OR ACTION TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR TO BE DELIVERED IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY LAWSUIT, PROCEEDING OR ACTION WILL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

Section 8. Assignment; Binding Effect. No Party may transfer, sell, encumber, appoint agents with respect to, or assign its rights or obligations under this Agreement in whole or in part without the prior written consent of the other Party to this Agreement. Without limiting any other rights or remedies of the Parties, any assignment by a Party in violation of the foregoing shall be of no force and effect and void ab initio. Without limiting any of the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and any permitted assigns.

Section 9. Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be conveyed by electronic transmission and shall be binding upon the Parties so transmitting their signatures.

Section 10. No Strict Construction. This Agreement has been jointly drafted by the Parties, after negotiations and consultations with their respective counsel. This Agreement shall not be construed more strictly against one Party than against the other Party.

Section 11. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive in full force and effect until the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor GACP shall have any liability under this Agreement for any breach of any representation or warranty hereunder, and neither GACP nor the Company shall have any rights or remedies for any such breach, unless and until there is a Lender Financed Acquisition, and then only with respect to any such completed Lender Financed Acquisition.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

GACP FINANCE CO., LLC,

By:	/s/ John Ahn
Name: John Ahn
Title: President

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: President

{Signature Page to Agreement Regarding Additional Warrants}

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAW, AND, IF THE COMPANY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE WARRANT. A COPY OF SUCH WARRANT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER THEREOF UPON WRITTEN REQUEST.

Warrant No. 1

THE OLB GROUP, INC.

1,200,000 Shares of Common Stock

WARRANT

This Warrant (this “Warrant”), issued to GACP Finance Co., LLC or its registered and permitted assigns (the “Holder”), by The OLB Group, Inc., a Delaware corporation (the “Company”), is dated as of April 9, 2018 (the “Issuance Date”).

1.	Certain Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

(a)	“Board” means the board of directors of the Company.

(b)	“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

(c)	“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

(d)	“SEC” means the United States Securities and Exchange Commission.

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(e)	“VWAP” means, as of any date(s), the dollar volume-weighted average price for the Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Stock as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for the Common Stock on such date(s) on any of the foregoing bases, the VWAP of the Common Stock on such date(s) shall be the fair market value as reasonably determined jointly by the Board and the Holder in good faith; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed ten (10) Business Days from the Company’s receipt of the Notice of Exercise), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm selected by the Board and approved by the Holder (such approval not to be unreasonably withheld, delayed or conditioned). The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2.	Purchase of Common Stock; Exercise Period. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to one million two hundred thousand (1,200,000) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), subject to adjustment as set forth herein. The shares of Common Stock to be issued upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares”. This Warrant shall be exercisable by the Holder in accordance with the terms hereof at any time from the Issuance Date until the later of (i) the third (3rd) anniversary of the Issuance Date and (ii) the Termination Date, as defined in that certain Loan and Security Agreement, by and among the Holder, the lenders from time to time party thereto, the Company and Securus365, Inc., Evance Capital, Inc., Evance, Inc., Omnibsoft, Inc. and Crowdpay.US, Inc., dated as of the Issuance Date (the “Exercise Period”), at which time, this Warrant shall expire and terminate (provided, that the provisions of Sections 10, 13 and 14 that apply to Warrant Shares shall survive any expiration or termination of this Warrant).

3.	Exercise Price. The exercise price per share for which the Warrant Shares may be purchased pursuant to the terms of this Warrant shall be $0.25 per share, subject to adjustment as set forth herein (such price is herein referred to as the “Exercise Price”).

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4.	Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)	Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period subdivide the Common Stock of the Company, by split-up or otherwise, or combine such securities, or issue additional shares or share equivalents of such securities as a dividend with respect to the Common Stock of the Company, then in the case of a subdivision or dividend, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased and the Exercise Price proportionately decreased, and in the case of a combination, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately decreased and the Exercise Price proportionately increased Any adjustment under this Section 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)	Reclassification, Reorganization, Consolidation, Merger or Sale. In case of any of the following transactions that occurs during the Exercise Period (a “Transaction”): (i) a reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination or dividend provided for in Section 4(a) above), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger or consolidation are converted by virtue of the merger or consolidation into other property, whether in the form of securities, cash or otherwise, (iii) a sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other corporation or other entity in one transaction or a series of related transactions, or (iv) other similar transaction which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such Transaction, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time during the Exercise Period to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares and other securities and property receivable in connection with such Transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such Transaction. If the per share consideration payable to holders of Common Stock in connection with any such Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined reasonably in good faith by the Board. The foregoing provisions of this Section 4(b) shall similarly apply to successive Transactions and to the capital stock or securities of any other corporation or other entity that are at the time receivable upon the exercise of this Warrant. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

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(c)	Distributions of Other Property. In case the Company during the Exercise Period shall distribute to the holders of Common Stock of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) evidences of its indebtedness or assets (excluding regular cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 4(a) above), or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of the Company (excluding those referred to in Section 4(a) above), then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares purchasable upon the exercise of this Warrant, and without additional consideration therefor, the amount of such indebtedness, assets, rights, options, warrants or convertible or exchangeable securities that the Holder would hold on the date of such exercise had it been the holder of record of the Common Stock on the date hereof and had thereafter during the Exercise Period retained such Common Stock, giving effect to all adjustments provided for during the Exercise Period by the provisions of this Section 4.

(d)	Notice of Certain Events. If, at any time prior to the expiration of this Warrant: (i) the Company shall declare any dividend in any form on the Common Stock of the Company, including dividends payable in cash or shares (or share equivalents) of the Company; or (ii) the Company shall authorize the issuance to all holders of Common Stock of the Company of rights, options, or warrants to subscribe for or purchase capital shares of the Company or of any other subscription rights or warrants; or (iii) the Company shall authorize the distribution to all holders of Common Stock of the Company evidences of its indebtedness or assets; or (iv) the Board shall have approved any consolidation or merger to which the Company is a party and for which approval of any stockholder of the Company is required, or any sale or lease of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or any reclassification or change of the Common Stock issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for Common Stock, or any compulsory exchange whereby Common Stock is converted into other securities of the Company; or (v) the voluntary dissolution, liquidation, or winding up of the Company occurs or the same is authorized by the Board; or (vi) the Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section 4; then the Company shall cause to be given to the Holder, at least fifteen (15) calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date set by the Board therefor, a written notice stating (A) the date as of which the holders of record of Common Stock of the Company to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for Common Stock of the Company, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares (or share equivalents) shall be entitled to exchange such shares (or share equivalents) for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up; provided, however, that the failure to give any such notice shall not affect the validity of any action taken by the Company.

(e)	Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the adjusted Exercise Price and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

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5.	Method of Exercise.

(a)	During the Exercise Period, the Holder may exercise the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)	the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Company at its principal offices;

(ii)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, such payment to be in the form of a wire payment to a bank account designated in writing by the Company, a certified or official bank check or such other manner as approved in writing by the Company; and

(iii)	the Holder’s receipt of any equity securities of the Company issued upon exercise of this Warrant will be subject to the Holder’s execution and delivery to the Company of such other customary and reasonable related documents as may be reasonably requested by the Company.

(b)	Notwithstanding Section 5(a)(ii), if at any time after the six (6) month anniversary of the Issuance Date and during the remainder of the Exercise Period there is no effective shelf registration statement pursuant to Rule 415 promulgated under the Securities Act (a “Resale Shelf Registration Statement”) registering, or no current prospectus available for, the issuance by the Company or resale by the Holder of all of the Warrant Shares issuable upon exercise of this Warrant (any Warrant Shares that are covered by an effective Resale Shelf Registration statement and prospectus, “Registered Warrant Shares”), then, to the extent that this Warrant is exercised for a number of Warrant Shares in excess of the number of Registered Warrant Shares at such time (the “Excess Unregistered Warrant Shares”), only at such time this Warrant may also be exercised, in whole or in part, with respect to such Excess Unregistered Warrant Shares, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares as is computed using the following formula:

X =	Y * (A-B) / A, where

X =	the number of Warrant Shares to be issued to the Holder;

Y =	the total number of Excess Unregistered Warrant Shares for which Holder has elected to exercise this Warrant pursuant to this Section 5;

A =	the quotient of (x) the sum of the VWAP of the Common Stock for each of the ten (10) trading days ending immediately prior to the time of exercise as set forth in the Notice of Exercise (“Exercise Date”), divided by (y) ten (10); and

B =	the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

(c)	To the extent cashless exercise is permitted pursuant to this Section 5, the Holder may also elect a combination of the payment options described in Section 5(b) and Section 5(a)(ii). For purposes of Rule 144(d) promulgated under the Act, to the extent permitted by applicable law, any Warrant Shares issued in a cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for such Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(d)	Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

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6.	Issuance of Common Stock; Delivery of New Warrant.

(a)	This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized and reserved, solely for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of authorized but unissued shares of Common Stock, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the capital shares may be listed or any preemptive or similar rights of any other person.

(b)	Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the Warrant Shares being issued in accordance with this Section 5 and Section 10, deliver to the Holder a new warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new warrant shall in all other respects be identical to this Warrant, including being deemed to have the same original Issuance Date hereunder.

7.	No Fractional Common Stock or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. Instead, the Company shall, at its election, either pay a cash payment in lieu of such fractional shares on the basis of the Exercise Price then in effect or shall round up, as nearly as practicable to the nearest whole share, the number of Warrant Shares.

8.	Representations of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)	The execution and delivery of this Warrant has been duly and properly authorized by all requisite corporate action of the Company and the Board, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)	Neither the execution nor delivery of this Warrant, nor the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to the Company’s certificate of incorporation.

(c)	Assuming the accuracy of Holder’s representations and warranties in Section 9 below, this Warrant is and, assuming no change in applicable law, the Warrant Shares issuable upon exercise hereof will be, issued by the Company to the Holder in a transaction exempt from registration and qualification under applicable federal and state securities laws.

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9.	Representations of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a)	The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Holder is acquiring this Warrant and the Warrant Shares for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares to be issued upon exercise hereof, except pursuant to sales registered or exempted from the registration provisions of the Securities Act.

(b)	The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c)	The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares to be issued upon exercise hereof. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company.

10.	Compliance with the Securities Act; Delivery of Warrant Shares.

(a)	The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that the Holder shall not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to Section 10(b), this Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAW, AND, IF THE COMPANY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

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(b)	Notwithstanding Section 10(a) above, if either (i) there is an effective registration statement by the Company registering the issuance of the Warrant Shares to, or the resale of the Warrant Shares by, the Holder or (ii) the Warrant Shares are eligible for resale by the Holder without volume, manner-of-sale limitations pursuant to Rule 144, then no legend described in Section 10(a) shall be required on any Warrant Shares, and the Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company or its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise promptly (but in no event later than the third (3rd) Business Day) after receipt by the Company of the Notice of Exercise and the other items required to be delivered by the Holder for the exercise of this Warrant in accordance with Section 5, including payment of the aggregate Exercise Price.

11.	Redemption.

(a)	This entire Warrant may be redeemed, at the sole election of the Company, at any time after the six (6) month anniversary of the Issuance Date and during the remainder of the Exercise Period, at the office of the Company, upon the notice referred to in Section 11(b) below, at the price of $0.0001 per Warrant Share that can be purchased under this Warrant, which amount shall adjust after the Issuance Date in the same manner as the Exercise Price in accordance with Section 4 hereof (the “Redemption Price”), provided that the closing sales price of the Common Stock equals or exceeds $5.00 per share (which amount shall adjust after the Issuance Date in the same manner as the Exercise Price in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period ending on the third (3rd) trading day prior to the date on which notice of redemption is given.

(b)	In the event the Company shall elect to redeem this Warrant, the Company shall fix a date for the redemption (the “Redemption Date”). The Company shall provide a notice of the redemption to the Holder (the “Notice of Redemption”) in accordance with Section 17 not less than thirty (30) days prior to the Redemption Date. This Warrant may be exercised at any time after the notice of redemption shall have been given by the Company in accordance with this Section 11(b) and prior to the Redemption Date (the “Redemption Period”). On and after the Redemption Date, the Holder shall have no further rights under this Warrant except to receive, upon surrender of this Warrant, the Redemption Price. For the avoidance of doubt, in the event that the Holder elects to exercise this Warrant and purchase Warrant Shares during the Redemption Period, the Holder shall be entitled to cashless exercise under Section 5(b) with respect to any Excess Unregistered Warrant Shares.

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12.	No Transfer Taxes. Issuance of Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, governmental charges or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or, subject to Sections 10 and 13, in such name or names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any transfer taxes, governmental charges or other incidental expenses that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares issuable upon exercise of this Warrant to any person other than the Holder.

13.	Transfers of Warrant and Warrant Shares; Additional Legend.

(a)	This Warrant may be transferred by Holder in whole or in part upon the prior written consent of the Company (such consent not to be unreasonably withheld), and any purported transfer without such consent shall be null and void ab initio and of no force or effect. Any approved transfer of this Warrant shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment by the Holder of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

(b)	The Holder, by acceptance of this Warrant, hereby agrees that, without the prior written consent of the Company, the Holder will not Transfer (as defined below) the Warrant Shares that are issued upon the exercise of this Warrant, except that (x) the Holder may Transfer up to sixty thousand (60,000) Warrant Shares on each trading day (which amount shall adjust after the Issuance Date in the same manner as the number of Warrant Shares in accordance with Section 4 hereof), and (y) the Holder may Transfer such Warrant Shares pursuant to a liquidation, merger, consolidation, tender offer, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property. For purposes of this Warrant, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii), whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Warrant Shares or other securities, in cash or otherwise.

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14.	Registration Rights.

(a)	If during the Registration Period (as defined below) the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or other Company equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, Company equity securities, by the Company for its own account and/or for security holders of the Company for their account (other than a registration statement (i) filed solely in connection with an offering of securities to directors, employees or independent contractors of the Company pursuant to any stock incentive or other benefit plan, (ii) filed on Form S-4 or S-8 or any successor to such forms, (iii) for an exchange offer or offering of securities solely to the Company’s existing security holders, (iv) for a dividend reinvestment plan, or (v) solely in connection with a merger, share capital exchange, asset acquisition, share purchase, reorganization, amalgamation, subsequent liquidation, or other similar business transaction that results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property of a non-capital raising bona fide business transaction), then the Company shall (A) give written notice of such proposed filing (a “Registration Notice”) to Holder as soon as practicable but in no event less than fifteen (15) days before the anticipated filing date, which Registration Notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (B) offer to Holder in such Registration Notice the right to elect, by providing written notice thereof (an “Acceptance Notice”) to the Company within ten (10) days following receipt by Holder of such Registration Notice, for the Company to register all or a portion of the Holder’s Warrant Shares (a “Registration”) by having the Company register the resale of the Warrant Shares by Holder. Subject to the terms of this Section 14, the Company shall include in such registration statement such Warrant Shares that the Holder requests in the Acceptance Notice. Holder agrees to submit an Acceptance Notice in response to any Registration Notice that relates to a registration statement that would provide for the registration of the resale of any of the Warrant Shares on a Resale Shelf Registration Statement. Holder shall be under no obligation to submit an Acceptance Notice with respect to any registration other than a Resale Shelf Registration Statement, and Holder shall with respect to a Resale Shelf Registration Statement only be required to submit an Acceptance Notice with respect to the number of Warrant Shares to be included therein.

(b)	The Company, whether based on its own determination or as the result of a withdrawal by security holders making a demand pursuant to written contractual obligations or for any other reason, may withdraw a registration statement at any time prior to the effectiveness of the registration statement. If at any time after giving a Registration Notice and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder, and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares of the Holder in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares of the Holder for the same period as the delay in registering such other securities. The Holder may elect to withdraw the Holder’s request for inclusion of the Holder’s Warrant Shares in any Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. If the offering pursuant to a Registration is to be an underwritten offering, then the Holder must permit the sale or other disposition of the Holder’s Warrant Shares in accordance with the intended method(s) of distribution thereof, and shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Registration and the Holder shall be responsible for any fees or commissions due to such underwriters in connection with the sale of the Holder Warrant Shares (“Selling Expenses”). If (x) the managing underwriter or underwriters for a Registration that is to be an underwritten offering advises the Company in writing that the dollar amount or number of securities which the Company on behalf of itself and/or its security holders desires to sell exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, timing, distribution method or probability of success of such offering or (y) the SEC determines that the dollar amount or number of securities to be registered under the registration statement exceeds the maximum dollar amount or number that may be registered under such registration statement in accordance with applicable law (including any SEC rules, regulations, policies or positions) (such maximum dollar amount or maximum number of securities, as applicable, in either of clauses (x) or (y) above, the “Maximum Number of Securities”), then the Company shall include in any such offering only the Maximum Number of Securities allocated as follows: (A) first, the securities that the Company desires to sell; (B) then, the number of securities required to be included in such offering, if any, by other security holders of the Company exercising any demand registration rights that such other security holders have pursuant to written contractual arrangements with the Company; and (C) finally, the securities of Company security holders exercising piggy-back registration rights pursuant to written contractual arrangements with the Company, including the Holder pursuant to this Section 14, pro-rata among all such security holders exercising piggy-back registration rights. All expenses other than Selling Expenses incurred by the Company in connection with registrations, filings or qualifications in any registration under this Section 14, including all registration, filing, and qualification fees, printers’ and accounting fees and fees and disbursements of counsel for the Company shall be borne and paid by the Company.

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(c)	The Holder’s right to request, and the Company’s obligation to provide, inclusion of any of the Holder’s Warrant Shares in any Registration pursuant to this Section 14 shall only apply during the period (the “Registration Period”) of the Exercise Period, and, if this Warrant is exercised, at any time thereafter when Holder owns Warrants Shares that are not either (i) eligible for resale by the Holder without volume, manner-of-sale limitations pursuant to Rule 144 or (ii) registered under an effective registration statement (and for the avoidance of doubt, the Company shall have no obligation to provide a Registration for any Warrant Shares that are already covered the foregoing clauses (i) or (ii)). Further, the Company has the right to exclude any Warrant Shares of the Holder from any registration statement in the event the Company is contractually obligated to exclude such securities. For the avoidance of doubt, the provisions of Section 13 shall continue to apply to any Warrant Shares that are registered in a Registration pursuant to this Section 14.

(d)	In connection with any registration statement for which the Holder has elected to exercise its Registration rights pursuant to this Section 14, the Holder agrees to (i) cooperate with the Company in connection with the preparation of such registration statement as it pertains to the Holder or the Holder’s Warrant Shares, and (ii) respond within three (3) Business Days to any written request by the Company to provide or verify information regarding the Holder or the Warrant Shares being registered on behalf of the Holder that may be required to be included in such registration statement and related prospectus pursuant to the rules and regulations of the SEC, and such other information as may be reasonably requested by the Company from time to time in connection with the preparation of and for inclusion in such registration statement and related prospectus.

(e)	With respect to any registration statement that the Holder has exercised its registration rights hereunder to include Warrant Shares, the Company shall:

(i)	use commercially reasonable efforts to (A) register or qualify the Warrant Shares by the time the applicable registration statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Holder may reasonably request in writing, (B) keep each such registration or qualification effective during the period such registration statement is required to be kept effective pursuant to this Warrant, and (C) do any and all other similar acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Warrant Shares in each such jurisdiction; provided, however, that the Company shall not be required to (I) qualify generally to do business in any jurisdiction as a foreign corporation or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to so qualify or register but for this Agreement, (II) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (III) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(ii)	promptly notify the Holder of the receipt, and provide copies to the Holder, of any written comments or other correspondence from staff of the SEC with respect to any applicable registration statement and use commercially reasonable efforts to promptly respond to such comments and provide copies of such responses to the Holder;

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(iii)	as promptly as reasonably practicable, prepare and file with the SEC, if necessary, such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement or any document incorporated therein by reference or file any other required document as may be reasonably necessary to cause or maintain the effectiveness of such registration statement for so long as such registration statement is required to be kept effective in accordance with the terms of this Warrant and to comply with the provisions of the Securities Act and the rules thereunder with respect to the disposition of all Warrant Shares covered by such registration statement and the instructions applicable to the registration form used by the Company;

(iv)	make available to its stockholders, as soon as practicable but no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each registration statement filed to register the Warrant Shares an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(v)	in connection with the preparation and filing of any applicable registration statement, prospectus or any amendments or supplements thereto, (A) give the Holder, and its counsel the opportunity to review and provide comments on such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, (B) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to the Holder may reasonably request, and (C) make available such of the Company’s representatives as shall be reasonably requested by the Holder for discussion of such documents; and

(vi)	take such other actions as are reasonably required in order to expedite or facilitate the disposition of Warrant Shares included in each such registration.

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(f)	If any Warrant Shares of the Holder are included a registration statement pursuant to this Section 14:

(i)	To the extent permitted by applicable law, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective partners, members, officers, directors, employees, agents, advisors or representatives (collectively with the Holder, “Holder Indemnitees”), as follows: (A) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement (or any amendment thereto) pursuant to which the Warrant Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) against any and all loss, liability, claim, damage, judgment and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Holder; and (C) against any and all out-of-pocket cost or expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above; provided, however, that the indemnity provided pursuant to this Section 14(f)(i) does not apply to the Holder with respect to any loss, liability, claim, damage, action, cost, judgment or expense to the extent arising out of, resulting from or based upon (I) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the applicable registration statement (or any amendment thereto) or the applicable prospectus (or any amendment or supplement thereto) or (II) the Holder’s failure to deliver an amended or supplemental prospectus furnished to the Holder by the Company (as and to the extent that the same was required by law to be delivered), if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred at or after the time furnished to the Holder by the Company and prior to any sale of securities covered by such prospectus.

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(ii)	To the extent permitted by applicable law, the Holder agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their respective partners, members, officers, directors, employees, agents, advisors or representatives (including each director and officer of the Company who signed a registration statement) (collectively with the Company, “Company Indemnitees”), as follows: (A) against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the applicable registration statement (or any amendment thereto) pursuant to which the Warrant Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) against any and all loss, liability, claim, damage, judgment and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (C) against any and all out-of-pocket cost or expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (A) or (B) above; provided, however, that the indemnity provided pursuant to this Section 14(f)(ii) shall only apply with respect to any loss, liability, claim, damage, action, cost judgment or expense to the extent arising out of, resulting from or based upon (I) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in the applicable registration statement (or any amendment thereto) or the applicable prospectus (or any amendment or supplement thereto) or (II) the Holder’s failure to deliver an amended or supplemental prospectus furnished to the Holder by the Company (as and to the extent that the same was required by law to be delivered), if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred at or after the time furnished to the Holder by the Company and prior to any sale of securities covered by such prospectus. Notwithstanding the provisions of this Section 14(f)(ii), Holder (and any permitted assignee) shall not be required to indemnity Company Indemnitees under this Section 14(f)(ii) with respect to any amount in excess of the amount of the total net proceeds to the Holder or such permitted assignee, as the case may be, from sales of the Warrant Shares of the Holder under the registration statement or prospectus, as applicable, that is the subject of the indemnification claim.

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(iii)	In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 14(f)(i) and 14(f)(ii) above is for any reason held to be unenforceable by a court of competent jurisdiction to any indemnified party although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages, actions, costs, judgments and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, actions, costs, judgments or expenses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 14(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 14(f)(iii), the Holder shall not be required to contribute any amount in excess of the amount that it would have been obligated to pay by way of indemnification if the indemnification provided for under Section 14(f)(ii) had been available under the circumstances. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 14(f)(iii), each Holder Indemnitee shall have the same rights to contribution as the Holder, and each Company Indemnitee shall have the same rights to contribution as the Company. In addition, no person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such person’s written consent (such consent not to be unreasonably withheld, delayed or conditioned).

15.	Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

16.	Amendments and Waivers. This Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only in a writing signed by the Company and the Holder. No waiver of any term or condition or breach of any representation, warranty, covenant or agreement or failure to insist on strict compliance with an obligation, covenant, agreement or condition will operate as a waiver of, or any estoppel with respect to, any subsequent or other breach or failure. The single or partial exercise of any right, power or remedy provided herein will not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated in this Warrant.

17.	Notices. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall be furnished to the party giving or making such notice, demand or delivery:

(A)	If to Company at:

The OLB Group, Inc.

200 Park Avenue, Suite 1700

New York, NY 10166

Attention: Ronny Yakov

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with an additional copy to (which shall not constitute notice hereunder):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attention:	Barry I. Grossman, Esq.
Matthew A. Gray, Esq.

(B)	If to Holder at:

GACP Finance Co., LLC

c/o Great American Capital Partners, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Attention: Mark Shields

with an additional copy to (which shall not constitute notice hereunder):

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Leslie Plaskon, Esq.

Each such notice, demand or delivery shall be effective (i) if given by facsimile transmission, when receipt is acknowledged or (ii) if given by any other means, when received at the address specified herein or such other address as shall be subsequently furnished.

18.	No Rights of Stockholders; Limitation of Liability. Except as expressly provided in Section 4 hereof, the Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of any of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon such exercise hereof shall have been issued, as provided herein. No provision hereof, in the absence of any affirmative action by the Holder to exercise all or any part of this Warrant to purchase shares of Common Stock (or to otherwise acquire any securities of the Company), and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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19.	Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

20.	Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

21.	Entire Agreement. This Warrant, contains the sole and entire understanding between the parties with respect to the subject matter herein contained, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the Company and the Holder.

22.	Severability. If any term of provision of this Warrant is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

23.	Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

24.	Consent to Jurisdiction. Each party hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and any appellate courts thereof, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereto hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested, postage prepaid) directed to such other party at its address set forth in Section 17 and service so made shall be deemed completed five (5) Business Days after the same shall have been so deposited in the mails of the United States of America. Each party hereto waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

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25.	Jury Waiver. EACH OF THE COMPANY AND THE HOLDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE COMPANY AND THE HOLDER OR EITHER OF THEM WITH RESPECT TO THIS WARRANT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED PURSUANT TO THIS WARRANT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH OF THE COMPANY AND THE HOLDER HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

26.	No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other individual or entity any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

27.	Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof in accordance with the terms of this Warrant.

28.	No Impairment. The Company shall not, by amendment of its charter documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such reasonably necessary and appropriate action as may be reasonably requested by the Holder in writing in order to protect the rights of the Holder under this Warrant against impairment.

29.	Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

30.	Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

31.	No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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A-18

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	President

Acknowledged and agreed by the undersigned Holder, effective as of the Issuance Date:

GACP FINANCE CO., LLC

By:	/s/ John Ahn
Name:	John Ahn
Title:	President

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:	The OLB Group, Inc.

200 Park Avenue, Suite 1700

New York, NY 10166

Attention: Ronny Yakov

The undersigned hereby elects to purchase _______________ shares of Common Stock of The OLB Group, Inc. pursuant to the terms of the attached Warrant and the payment of the Exercise Price per share required under such Warrant accompanies this notice. Any capitalized term used but not defined in this notice will have the meaning ascribed to such term in the attached Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof, except with respect to sales registered pursuant to, or exempted from the registration provisions of, the Securities Act.

WARRANT HOLDER:

By:
Name:
Title:

Date: __________________

Name in which shares should be registered:

Address: